UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

SIRRUS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-199818	81-4158931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11340 Lakefield Drive, Suite 200 Johns Creek, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 263-7622

Nyeri Motor Services Building, Moi Nyayo Way

Nyeri, Kenya

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.magrilaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2016, Sirrus Corp., a Nevada corporation (the “Company”), Ahmed Guled (the “Selling Stockholder”) and Linux Labs Technologies, Inc., a George corporation (“Linux Labs”) entered into a Stock Purchase Agreement, dated October 14, 2016 (the “Purchase Agreement”). Ms. Sparrow Marcioni and Mr. Steven James share voting and dispositive control over Linux Labs on a 50/50 basis.

Pursuant to the Purchase Agreement, Linux Labs purchased 25 million shares (the “Shares”), of common stock, par value $0.00001 per share (the “Common Stock”), of the Company held by the Selling Stockholder, representing approximately 69.90% of the issued and outstanding shares of Common Stock of the Company, and the Indebtedness (as defined below) in consideration for an aggregate purchase price of $50,000 (the “Purchase Price”), consisting of $10,000 in cash and $40,000 evidenced by a promissory note, dated October 14, 2016 (the “Note”), in the principal amount of $40,000, bearing interest at the rate of 6% per annum, maturing on April 14, 2017 and secured by the Shares pursuant to a Stock Pledge Agreement, dated October 14, 2016 (the “Stock Pledge Agreement”), between the Linux Labs and the Selling Stockholder (the “Transaction”). Pursuant to the Purchase Agreement, $40,000 of the Purchase Price was allocated to the Shares and $10,000 was allocated to purchase of the Indebtedness.

Pursuant to a Debt Purchase Agreement, dated October 18, 2016, among the Company, Selling Stockholder and Linux Labs, Linux Labs purchased indebtedness owed the Selling Stockholder by the Company in the aggregate amount of $18,962.91.

The Purchase Agreement, Note, Stock Pledge Agreement and Debt Assumption Agreement are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The disclosure under Item 1.01 is incorporated by reference herein. Upon the consummation of the Purchase Agreement and the transactions contemplated thereby, there was a change in control of the Company. Ms. Sparrow Marcioni and Mr. Steven James share voting and dispositive control over Linux Labs on a 50/50 basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.01 is incorporated by reference herein.

Contemporaneously with the consummation of the Transaction, the Board of Directors of the Company appointed Sparrow Marcioni as a member of the Board of Directors and as the Chief Executive Officer, President, Secretary and Treasurer of the Company, and Steven James as the Chief Technology Officer of the Company. The Selling Stockholder also resigned as the President and Chief Executive Officer of the Company and as a member of the Board.

Sparrow Marcioni, 59 years old, has been serving as Chief Executive Officer of Linux Labs International Inc. for the past 10 years (2006-2016). Linux Labs International is a cluster computing company that also does high level software and hardware development. Ms. Marcioni also served as President for BlueShift Wireless Inc., a company that built wireless access points and software for wireless applications, from 2007 to 2011.

Steven James, 50 years old, has been serving as the Chief Technology Officer of Linux Labs International Inc. for the past 10 years (2006-2016). Mr. James contributed intellectual property and has completed many client driven software and hardware development projects for Linux Labs International, including their proprietary NimbusOS. His expertise is in security related products and services.

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Item 8.01 Other Events.

On October 18, 2016, the Company formed a wholly-owned subsidiary, Sirrus Security, Inc., in the state of Georgia.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:

10.1	Stock Purchase Agreement, dated October 14, 2016, by and among Sirrus Corp., Ahmed Guled and Linux Labs Technologies, Inc.
10.2	6% Promissory Note, dated October 14, 2016, of Linux Labs Technologies, Inc. for the benefit of Ahmed Guled
10.3	Stock Pledge Agreement, dated October 14, 2016, between Linux Labs Technologies, Inc., as Pledgor, and Ahmed Guled, as Pledgee
10.4	Debt Assumption Agreement, dated October 14, 2016, by and between Sirrus Corp., as Delegator, Linux Labs Technologies Inc., as Delegatee, and Ahmed Guled, as Obligee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRRUS CORP.

Dated: October 20, 2016	By:	/s/ Sparrow Marcioni
Sparrow Marcioni
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)

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